Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-219730, 333-213411, 333-206231, 333-192061, 333-183232, 333-177751, 333-152680, 333-145007, 333-136452, 333-127541, 333-125043, 333-109170, 333-92254, 333-63132, 333-42588, 333-84497, 333-74991, and 333-27097) of Cerus Corporation pertaining to the 1996 Equity Incentive Plan, Employee Stock Purchase Plan, 1998 Non-Officer Stock Option Plan, 1999 Equity Incentive Plan, 2008 Equity Incentive Plan and Inducement Plan, and in the Registration Statements on Form S-3 (Nos. 333-219727, 333-93481, 333-47224, 333-61460, and 333-61910) of Cerus Corporation and in the related Prospectuses of our reports dated February 21, 2020, with respect to the consolidated financial statements of Cerus Corporation and the effectiveness of internal control over financial reporting of Cerus Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Redwood City, California

February 21, 2020